SEPARATION AGREEMENT, RELEASE & WAIVER

         THIS AGREEMENT is made and entered as of the last date set forth below, by and between Applebee's International, Inc., its affiliates, subsidiaries, and their successors and assigns, and all of their past and present employees, officers, directors, franchisees and agents (collectively referred to herein for purposes of this Agreement as "Applebee's") and John C. Cywinski ("Executive"). Applebee's and Executive agree as follows:

         1. Executive's employment status with Applebee's will terminate as of the end of the business day on July 31, 2006 ("Resignation Date") and until such date Executive will retain the benefits and perquisites of his employment (Executive's current office on Applebee's premises and his current personal secretary, employee benefits, computer, email, current office telephone number and voicemail, currently assigned parking space at the Applebee's offices, cell phones, Blackberry, etc). Executive agrees to cooperate and assist Applebee's in the orderly transition of Executive's duties and, further, to cooperate and assist Applebee's in the investigation and handling of any actual or threatened court action, arbitration or administrative proceeding involving any matter that arose during Executive's employment (including, but not limited to, testifying in deposition and/or court, and providing information to Applebee's) for which Applebee's will pay all transportation, lodging, meal and other travel costs on the same basis as other senior officers' business expenses, as well as any attorneys fees and expenses incurred in connection with such assistance.

         2. Upon the Resignation Date, Executive shall receive any normal salary due Executive which is earned as of the Resignation Date and any un-reimbursed business expenses incurred through the Resignation Date. Executive agrees that any earned but unused vacation as of the date of this Agreement will be taken prior to the Resignation Date and that no vacation payout will be due and owing Executive upon or after the Resignation Date. Executive acknowledges and agrees that Executive is not eligible for any bonus under any existing or previously existing bonus plan. Furthermore, Executive's eligibility for other normal, regular employment benefits including, but not limited to any stock option grants, life, health and disability insurance and Executive's participation in the Executive Retirement Plan, the Deferred Compensation Plan and the FlexPerx Program shall continue to be governed by the terms and provisions of each of those plans.

         3. Executive is not automatically eligible for any separation benefits under any policy or practice of Applebee's. Executive is eligible for the following separation benefits (the "Separation Benefits") only if Executive signs this Agreement and Executive complies with the other terms of this
Agreement:

         (a) Executive shall be offered a Consulting Agreement, the form of which is attached hereto, pursuant to which Executive will consult with Applebee's on marketing strategies and related matters for a period of approximately twelve (12) weeks, beginning Tuesday, August 1, 2006 through Friday, October 20, 2006, in exchange for a consulting fee equal to twelve (12) weeks of Executive's base salary as of the date this Agreement is signed, to be paid in bi-weekly installments. Executive will be allowed to provide such consulting services from his personal residence and will be reimbursed for actual and reasonable expenses incurred if travel is requested by Applebee's during the course of the Consulting Agreement.

         (b) Upon expiration of Executive's Consulting Agreement and upon Applebee's receipt of notice by Executive that Executive remains unemployed, Executive shall be eligible to receive separation pay in an amount equivalent to base salary, minus normal withholding and deductions for an additional period of thirty (30) weeks ("Separation Pay"), or until Executive becomes employed, whichever occurs first, at which time Separation Pay will cease. Executive agrees to provide
         Applebee's with written notice upon Executive's acceptance of employment prior to Executive's start date with a new employer. Failure to provide Applebee's with such notice will result in Executive's obligation to re-pay any Separation Pay and COBRA premiums that were paid between the date of Executive's employment and the date Executive provides notice of employment.

         (c) Should Executive elect continued health benefit coverage under COBRA following the Resignation Date, Applebee's will pay a portion of Executive's COBRA premium such that Executive's portion of the COBRA premium is no greater than Executive's current employee premium for Executive's current level of health coverage. Applebee's payment of a percentage of Executive's COBRA premium extends only to those levels of coverage in place as of the date of this Agreement and expires upon the expiration of Executive's eligibility for Separation Pay as set forth above. COBRA premium payments are also contingent on Executive's eligibility for Separation Pay as set forth above.

         (d) If Executive signs on July 31, 2006, and does not revoke, the Executive Post-Resignation Waiver and Release (the form of which is attached hereto), Executive will be eligible to receive a Post-Resignation Bonus, to be paid on March 1, 2007 (or that date in 2007 otherwise selected by Applebee's for the payment of 2006 bonuses to officers), equal to but no greater than, five-twelfths (5/12) of Executive's current 2006 bonus target multiplied by the 2006 year end BAM ("Big Apple Metric") attainment.

If Executive fails to execute this Separation Agreement, Release & Waiver ("Agreement") within the period of time set forth in Paragraph 12 hereof or if Executive revokes this Agreement, Executive will not be eligible to receive any of the above-mentioned Separation Benefits which have not been paid and will be obligated to re-pay or reimburse Applebee's for any of the Separation Benefits which have been provided to Executive.

         4. In exchange for this Agreement, including the Separation Benefits set forth above, Executive (on behalf of Executive and anyone claiming through or on behalf of Executive) agrees that Executive:

         (a) releases Applebee's from any and all claims, demands and causes of action which Executive has or may have had against any of them prior to the date Executive signs this Agreement, to the maximum extent permitted by law. This release includes, but is not limited to, any and all claims, demands and causes of action which are related to or concern: Executive's salary, bonus and benefits; Executive's vacation and sick leave; Executive's employment and Executive's separation from employment (which shall include any and all real or alleged rights to re-employment with Applebee's, its affiliates, its parent and its subsidiaries and their successors and assigns); discrimination under local, state or federal law, including but not limited to claims under the Age Discrimination in Employment Act; the Older Workers' Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans With Disabilities Act; the Executive Retirement Income Security Act; and the Family and Medical Leave Act; except that this release shall not apply to (i) all amounts payable to Executive under this Agreement and the Consulting Agreement, (ii) Executive's right to indemnification under the company charter, by-laws and applicable law for Executive's acts and omissions occurring during Executive's employment; and (iii) all vested and accrued welfare and retirement/401(k) benefits and deferred compensation payable to Executive in accordance with the terms of the applicable benefit plans in which Executive participates.

         (b) will not disparage Applebee's or its employees. "Disparage" means to discredit Applebee's or any of its employees with words or actions that could influence others to a negative impression of Applebee's or its employees and could discourage patronage, employment, or business transactions with Applebee's.

         (c) shall protect Confidential Information from disclosure. "Confidential Information" is information relating to the Applebee's customers, operations, finances, and business that derives value from not being generally known to others (including any individual, corporation, partnership, association, unincorporated organization or other entity), and includes, but is not limited to, trade secrets, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods (including cost and/or pricing methods and operating methods), techniques, drawings, processes, software programs, financial data (including marketing information, strategies and personnel data), or lists of actual or potential customers, consumers, or suppliers (including identifying information about those customers), whether or not reduced to writing. Confidential Information includes information disclosed to Applebee's by third parties that Applebee's is obligated to maintain as confidential. Confidential Information subject to this Agreement may also include information that is not a trade secret. Executive shall not use, except in connection with work for Applebee's, and shall not disclose the Applebee's Confidential Information. Confidential Information, includes, but is not limited to, Executive's knowledge of upcoming menu campaigns, work in connection with Design Forum, and current, future and potential marketing programs to generate guest traffic. This provision will cease to apply to Confidential Information which is not also a trade secret three (3) years after the effective date of this Agreement.

         (d) for twelve (12) months following the Resignation Date, may not, without the prior written consent of Applebee's, directly or indirectly, as an employee, employer, consultant, agent, principal, franchisee, partner, shareholder, corporate officer, director or through any kind of ownership (other than ownership of securities of publicly held corporations of which Executive owns less than one percent 1% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to, acquire any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, help, consult, be employed by, serve on the Board of Directors of, guarantee loans or make loans to, the restaurant companies that operate a casual dining concept set forth below or the specific casual dining concepts set forth below:
                                Brinker
                                Ruby Tuesday
                                O'Charley's
                                Darden
                                Red Robin
                                TGI Fridays
                                OSI Restaurant Partners
                                RARE
                                Texas Roadhouse

                                Buffalo Wild Wings

The term "casual dining concept" for purposes of this list is defined as "sit down" restaurants within North America serving alcoholic beverages, with a per guest average check of under $20.00.

         (e) for twelve (12) months following the Resignation Date of this Agreement, will not, either directly or indirectly, for himself or for any third party employ, solicit, induce, recruit or cause another person in the employ of Applebee's, to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity that is engaged in the casual dining restaurant industry.

Executive's obligations under subparagraphs (d) and (e) are in effect for one year from the Resignation Date regardless of whether Executive receives Separation Pay following the signing of this Agreement.

         5. Executive represents that Executive has returned or, prior to the Resignation Date, will return all Applebee's and Applebee's affiliates' credit cards, computers, phones, blackberries, electronic devices, files, records, manuals, documents, plans, drawings, specifications, equipment, software, pictures, videotapes or any property or other items of Applebee's, or concerning the business of Applebee's, whether prepared by Executive or otherwise coming into Executive's possession or control. In addition to subparagraph (c) above, Executive further agrees to abide by and reaffirms the contractual commitments contained in any confidentiality agreement previously executed by Executive. Executive further agrees that work product or shop work development by Executive or under his supervision during the normal scope and course of Executive's employment at Applebee's is and remains the sole and exclusive property of Applebee's. Executive further agrees that Applebee's shall have the right to open U.S. mail, parcel post, private overnight mail deliveries or any other forms of deliveries that may continue to be directed to Executive at Applebee's address after Executive's employment ceases and Executive further agrees that such actions by Applebee's shall not be considered an invasion of privacy. Applebee's agrees that, to the extent such mail and/or deliveries have no business purpose, but are solely private or personal in nature, it will be forwarded to Executive to an address specified by Executive.

         6. Until Applebee's makes it publicly available to the extent required by law or regulation, the contents of this Agreement are confidential.
Executive's discussions with Applebee's pertaining to this Agreement are considered confidential even after the contents of this Agreement are made public. "Confidential" means Executive will not communicate or allow the communication in any manner with respect to this Agreement, and the discussions pertaining to it, except that the Agreement may be disclosed by Executive to Executive's immediate family members, Executive's attorney and accountant or to governmental taxing authorities (Authorized Persons). If Executive communicates the content of this Agreement to any Authorized Person, then Executive must advise such Authorized Person of Executive's confidentiality obligations and the Authorized Person's responsibility to comply with the same. In communicating Executive's resignation and thereafter, Applebee's agrees that it will not disparage Executive. "Disparage" for purposes of this provision, means to publicly and without legal requirement or justification, discredit Executive with words that could influence others to a negative impression of Executive and could discourage employment of or business transactions with Executive.

         7. Applebee's hereby advises Executive to consult with an attorney prior to executing this Agreement. Executive may revoke this Agreement within seven (7) calendar days after Executive signs it. Executive understands that

Executive's revocation of this Agreement may accelerate Executive's separation from employment with Applebee's to a date selected by Applebee's.

         8. This Agreement is effective and enforceable on the eighth (8th) calendar day following the date Executive signs this Agreement. Separation Benefits will begin pursuant to Paragraph 3.

         9. Executive acknowledges that no representations have been made to Executive by Applebee's, its agents or legal counsel regarding the tax implications of any payments made pursuant to this Agreement. All liability for federal, state, and local taxes (including FICA) remains with Executive, unless otherwise agreed to in writing by Applebee's, and Applebee's shall deduct all required withholdings from the consideration payable under this Agreement.

         10. This Agreement shall be construed in accordance with the laws of the State of Kansas.

         11. This Agreement contains the entire agreement of the parties with respect to the matters contemplated by this Agreement. No change, modification or waiver of any provision of this Agreement will be valid unless in writing and signed by the parties to be bound.

         12. Executive represents and agrees that Executive had at least 21 days or an otherwise reasonable time to consider this Agreement, that Executive freely and voluntarily executed this Agreement, that Executive had the opportunity to consult with an attorney, and that no promise, inducement or agreement not expressed in this Agreement has been made to Executive by Applebee's or any of the Applebee's affiliates or parent.

         13. If Executive breaches any provision of this Agreement, or if one or more provisions of this Agreement is ever determined by a court to be unenforceable, Applebee's, at its option, will be entitled to stop any future payment and recover from Executive the entire cash portion of the separation payment previously made to Executive by Applebee's as set forth above, plus Applebee's costs and attorneys' fees. Applebee's may also pursue any other available remedies. Any such legal action by Applebee's shall not be considered by Executive to be retaliatory.

         14. This Agreement is binding on and inures to the benefit of Applebee's successors and assigns and Executive's heirs and assigns, except that any services to be provided by Executive under this Agreement shall only be performed by Executive.

         15. Any dispute or claim arising out of or relating to this Agreement shall be settled by arbitration in Johnson County, Kansas, by one arbitrator in accordance with current "National Rules for the Resolution of Employment Disputes" or similarly described rules of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction. Each party shall bear its own costs and expenses, including attorneys' fees, related to the dispute or claim and the parties shall share equally the costs and fees of the arbitrator; provided however, that an arbitral award finding that one party substantially prevailed in the proceeding, may award to that party all or any portion of its costs and expenses, including attorney's fees and its portion of the costs and fees of the arbitrator.

         16. Notices to Applebee's shall be sent to:

                  Stan Sword
                  Chief People Officer
                  Applebee's International, Inc.
                  4551 W. 107th Street
                  Overland Park, KS  66207
                  CONFIDENTIAL - To be Opened by Addressee Only




Dated:
      --------------------       -----------------------------------------------
                                 John C. Cywinski  - EXECUTIVE



                                 APPLEBEE'S INTERNATIONAL INC.,
                                 on behalf of APPLEBEE'S



Dated:                        By:
      --------------------       -----------------------------------------------
                                 Stanley M. Sword, Chief People Officer

                   EXECUTIVE POST-RESIGNATION RELEASE & WAIVER

     THIS RELEASE is made and entered as of July 31, 2006, by John C. Cywinski ("Executive").

         WHEREAS Pursuant to Executive's Separation Agreement, Release & Waiver dated May 17, 2006 and in consideration of Executive's signing of this Post-Resignation Release & Waiver (the "Release") and abiding by its terms, Executive is eligible for a Post-Resignation Bonus to be paid on March 1, 2007 (or that date in 2007 otherwise selected by Applebee's for the payment of 2006 bonuses to officers), equal to but no greater than, five-twelfths (5/12) of Executive's current 2006 bonus target multiplied by the 2006 year end BAM ("Big Apple Metric") attainment.

     Executive (on behalf of Executive and anyone claiming through or on behalf of Executive) hereby agrees that Executive:

     releases Applebee's International, Inc., its affiliates, subsidiaries, and their successors and assigns, and all of their past and present employees, officers, directors, franchisees and agents (collectively referred to herein "Applebee's") from any and all claims, demands and causes of action which Executive has or may have had against any of them prior to the date Executive signs this Release, to the maximum extent permitted by law. This release includes, but is not limited to, any and all claims, demands and causes of action which are related to or concern: Executive's salary, bonus and benefits; Executive's vacation and sick leave; Executive's employment and Executive's separation from employment (which shall include any and all rights to re-employment with Applebee's, its affiliates, its parent and its subsidiaries and their successors and assigns); discrimination under local, state or federal law, including but not limited to claims under the Age Discrimination in Employment Act; the Older Workers' Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans With Disabilities Act; the Executive Retirement Income Security Act; and the Family and Medical Leave Act; except that this release shall not apply to (i) all amounts payable to Executive under this Agreement and the Consulting Agreement,
(ii) Executive's right to indemnification under the company charter, by-laws and applicable law for Executive's acts and omissions occurring during Executive's employment; and (iii) all vested and accrued welfare and retirement/401(k) benefits and deferred compensation payable to Executive in accordance with the terms of the applicable benefit plans in which Executive participates.

         Executive further understands and agrees that:

         1. Until Applebee's makes it publicly available to the extent required by law or regulation, the contents of this Release are confidential. Executive's discussions with Applebee's pertaining to this Release are considered confidential even after the contents of this Release are made public. "Confidential" means Executive will not communicate or allow the communication in any manner with respect to this Release, and the discussions pertaining to it, except that the Release may be disclosed by Executive to Executive's immediate family members, Executive's attorney and accountant or to governmental taxing authorities (Authorized Persons). If Executive communicates the content of this Release to any Authorized Person, then Executive must advise such Authorized Person of Executive's confidentiality obligations and the Authorized Person's responsibility to comply with the same.

         2. Applebee's hereby advises Executive to consult with an attorney prior to executing this Agreement. Executive may revoke this Release within seven (7) calendar days after Executive signs it. If not revoked, this Release is effective and enforceable on the eighth (8th) calendar day following the date Executive signs this Release. If revoked, Executive understands he is not eligible for the Post-Resignation Bonus.

         3. No representations have been made to Executive by Applebee's, its agents or legal counsel regarding the tax implications of any payments made pursuant to this Release. All liability for federal, state, and local taxes (including FICA) remains with Executive, unless otherwise agreed to in writing by Applebee's, and Applebee's shall deduct all required withholdings from the consideration payable under this Release.

         4. This Release shall be construed in accordance with the laws of the State of Kansas.

         5. This Release contains the entire agreement between Executive and Applebee's with respect to the matters contemplated by this Release. No change, modification or waiver of any provision of this Release will be valid unless in writing and signed by Applebee's.

         6. Executive represents and agrees that Executive had at least 21 days to consider this Release, that Executive freely and voluntarily executed this Release, that Executive had the opportunity to consult with an attorney, that Applebee's advised Executive to consult with an attorney, and that no promise, inducement or agreement not expressed in this Release has been made to Executive by Applebee's or any of the Applebee's affiliates or parent.

         7. If Executive breaches any provision of this Release, or if one or more provisions of this Release is ever determined by a court to be unenforceable, Applebee's, at its option, will be entitled to stop any future payment and recover from Executive the entire cash portion of the post-resignation bonus payment previously made to Executive by Applebee's as set forth above, plus Applebee's costs and attorneys' fees. Applebee's may also pursue any other available remedies. Any such legal action by Applebee's shall not be considered by Executive to be retaliatory.

         8. This Release is binding on and inures to the benefit of Applebee's successors and assigns and Executive's heirs and assigns, except that any services to be provided by Executive under this Release shall only be performed by Executive.

         9. Any dispute or claim arising out of or relating to this Release shall be settled by arbitration in Johnson County, Kansas, by one arbitrator in accordance with current "National Rules for the Resolution of Employment Disputes" or similarly described rules of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction. Each party shall bear its own costs and expenses, including attorneys' fees, related to the dispute or claim and the parties shall share equally the costs and fees of the arbitrator; provided however, that an arbitral award finding that one party substantially prevailed in the proceeding, may award to that party all or any portion of its costs and expenses, including attorney's fees and its portion of the costs and fees of the arbitrator.


Dated:
      ---------------------      -----------------------------------------------
                                 John C. Cywinski  - EXECUTIVE

                   INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

         THIS INDEPENDENT CONTRACTOR CONSULTING AGREEMENT ("Agreement") entered into effective as of August 1, 2006, by and between John C. Cywinski, an individual ("Contractor") and AII Services, Inc., a Kansas corporation ("Applebee's").

                                   BACKGROUND


         A. Applebee's desires to engage the services of Contractor for the purpose of consulting on marketing strategies and related matters; and

         B. Contractor desires to consult with Applebee's regarding such matters.

                                    AGREEMENT

         1. Services. During the term of this Agreement, Contractor will provide services to Applebee's relating to marketing, advertising, menu, guest traffic and related matters.

         2.   Compensation.   As  compensation  for  the  services  rendered  by
Contractor under the terms of this Agreement, Contractor will be entitled to receive a total fee of $95,331.00 payable in equal bi-weekly installments.

         3. Independent Contractor Status. During the term of this Agreement, Contractor will perform the duties and assignments required by this Agreement, subject to the following:

                  A. Except as otherwise provided, Contractor will not be required to devote any particular portion of time to such services; and

                  B. Contractor will at all times be an independent contractor. Contractor will have no authority to bind Applebee's to any agreements or commitments or make representations to third parties without the express written consent of Applebee's; and

                  C. Contractor will be responsible for payment of income and all other taxes due with respect to any payments made by Applebee's to Contractor.

         4. Term; Termination. The term of this Agreement will begin on August 1, 2006 and will terminate on October 20, 2006, unless sooner terminated in accordance with the terms and conditions of this Agreement. Contractor may terminate this Agreement at any time upon 15 days' written notice to Applebee's. Applebee's will have the right at all times to terminate this Agreement for any breach of this Agreement immediately upon determination of such breach.

         5. Tools to be Provided by Contractor. Contractor will supply, at Contractor's sole expense, all equipment, tools, technology, materials or supplies to accomplish the work to be performed, unless due to certain deficiencies or uniqueness of items, it is in the best interest of the parties for Applebee's to supply any such items. Contractor acknowledges and agrees that any equipment provided by Applebee's will remain the property of Applebee's and Contractor bears all loss or damage to such equipment. Upon termination of this

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Agreement, Contractor will return the equipment in the condition in which it was delivered, ordinary wear and tear excepted.

         6. Location of Performance and Reimbursement of Expenses. Contractor will perform services under this Agreement at a location of Contractor's choosing, but will not be provided with designated office space by Applebee's or at any Applebee's office or location. Contractor will be reimbursed for actual and reasonable expenses incurred if air travel is required at the request of Applebee's. Reasonable expenses include and are limited to coach air fare, modest hotel accommodations (no deluxe or resort accommodations), and actual meal expenses. Entertainment, clothing, or other discretionary purchases related to travel requested by Applebee's will not be reimbursed. Travel undertaken by Contractor that in Contractor's own judgment is required for the satisfactory performance of services under this Agreement, will be at Contractor's own expense.

         7. Ownership of Services. During the term of this Agreement, Contractor agrees that any product improvement to the products sold by Applebee's or its affiliates, or any proprietary materials, quality assurance procedures, concepts, marketing strategies, discoveries, concepts, ideas, designs, processes methods, inventions and all copyrightable material ("Intellectual Property") developed by Contractor in the performance of Contractor's duties, or resulting from its observation of the operation of the Applebee's system, will be considered the sole and exclusive property of Applebee's. To the extent Applebee's is not automatically considered the author, owner or inventor of such Intellectual Property, Contractor assigns all right, title and interest in and to such Intellectual Property to Applebee's to the fullest extent permitted by law. Contractor agrees to assign to Applebee's all right, title and interest in all Intellectual Property created during the term of this Agreement and appoints Applebee's its attorney in fact to execute all documents necessary to effect such assignments. This appointment is coupled with an interest and is irrevocable. Contractor acknowledges that the compensation paid by Applebee's under this Agreement is adequate consideration for this assignment. Contractor further agrees to execute any additional documents presented by Applebee's that may be necessary to perfect title to the Intellectual Property and any copyrights in Applebee's, or as may be required for Applebee's to register the copyrights or any trademark in its name with the United States Patent and Trademark Office. It is expressly understood and agreed that Applebee's rights in the Intellectual Property include, without limitation, the right to use the materials in such manner as Applebee's determines appropriate, including without limitation; the right to sell or otherwise commercially exploit the materials; the right to renew any copyright or trademark registrations of the materials and the right to recover for any past, present and future infringements of the materials.

         8. Indemnification. Contractor agrees to indemnify and defend Applebee's, its successors and assigns, from and against any and all loss, damage, or expense, including attorneys fees, by reason of Contractor's performance of its services for Applebee's. Should the Contractor receive notice of litigation or a demand letter that reasonably would lead to litigation or any matters that are reasonably related to Contractor's work for Applebee's, Contractor agrees to provide immediate notification of such matters to the Applebee's. Applebee's agrees to indemnify and defend Contractor, Contractor's heirs and successors, from and against any and all loss, damage, or expense, including attorneys fees, by reason of Applebee's acts or omissions under this Agreement. Should Applebee's receive notice of litigation or a demand letter that reasonably would lead to litigation or any matters that are reasonably related to Contractor's work for Applebees, Applebee's agrees to provide immediate notification of such matters to Contractor.

         9.   Confidentiality   and   Non-Disclosure.   Contractor   will   keep

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confidential  and will not disclose to any third  party,  without the consent of
Applebee's, any trade secret, know-how, preparation technique, recipe, design or system of Applebee's unless Applebee's makes such information available to the general public or unless Contractor is required to disclose such information by appropriate judicial or governmental order. It is further understood that this Section supplements, the confidentiality provisions of the Separation Agreement dated May 17, 2006 by and between the parties, it being expressly understood and agreed that the confidentiality provisions of the Separation Agreement survive execution of this Agreement and is incorporated by reference into this Agreement. The obligations of Contractor pursuant to this Section will survive the termination of this Agreement.

         The parties recognize that the agreements of Contractor under this Section are special, unique and of extraordinary character, and that in the event Contractor breaches any of these agreements, then Applebee's will be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section or to enforce Contractor's performance or to enjoin Contractor from such breach.

         10. No Assignment. This Agreement is personal in its nature and Contractor will not, without the consent of Applebee's, assign or transfer this Agreement or any associated rights or obligations.

         11. Amendment. This Agreement may only be amended by written agreement signed by Contractor and Applebee's.

         12. Binding Agreement. This Agreement is binding upon and inures to the benefit of the parties, their heirs, legal representatives, successors and assigns.

         13. Notices. Any and all notices required or permitted to be given under the terms of this Agreement will be sufficient if in writing and delivered in person as deposited in the United States Mail, postage prepaid, addressed to the other party as follows:

                  If to Contractor:  John C. Cywinski
                                     154 North Wynstone Drive
                                     North Barrington, IL  60010

                  If to Applebee's:  AII Services, Inc.
                                     4551 W. 107th Street, Suite 100
                                     Overland Park, Kansas 66207
                                     Attention:  Stan Sword

Either party, by written notice to the other party, may change the address to which its notices are to be given.

         14. Governing Law. This Agreement will be construed and governed in all respects in accordance with the laws of the State of Kansas.

         15. Arbitration. The parties agree to binding arbitration for any dispute arising under the terms of this Agreement. The arbitration will be held in the greater Kansas City area. Each party will bear its own costs and attorneys' fees, but all other costs, including arbitrators' fees and expenses will be shared and paid equally by the parties.


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         16. Ethical Conduct. Contractor agrees to conduct business on behalf of
Applebee's in an ethical manner consistent with Applebee's Code of Conduct which has been provided to Contractor.

         17. General. This Agreement constitutes the entire agreement between Contractor and Applebee's with respect to the subject matter hereof, and supersedes all proposals, oral or written, and all other communications between the parties, with respect to such subject matter. This Agreement may be signed in counterparts and each counterpart with a hand-written signature, whether an original or an electronic data text (including telegram, telex, facsimile, electronic data interchange and electronic mail) is considered an original and all counterparts constitute one and the same instrument.


Signed by:


AII Services, Inc.                            John C. Cywinski

By:                                           By:
Name:                                         Date:
Title:
Date:




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